Exhibit 99.1

Vail Banks, Inc.

News Release

For Immediate Release	Contacts:
April 19, 2004	Lisa M. Dillon Vice Chairman ldillon@weststarbank.com 970-476-2002	Peter G. Williston Sr. Executive Vice President/CFO pwilliston@weststarbank.com 970-328-9711

Vail Banks Reports First Quarter 2004 Earnings

Vail Banks, Inc. (Nasdaq: VAIL) today reported diluted net income per share of $0.27 for the first quarter 2004 compared to $0.17 for first quarter 2003.  The results included a gain on the sale of the Company’s Vail bank building of $1.678 million ($1.061 million, or $0.20 per diluted share, after tax).  Net income for the quarter was $1.473 million including the building sale gain versus $975,000 in first quarter 2003.  Net income was $412,000 excluding the gain, a 58% decrease from first quarter 2003.    Results for the quarter are not comparable to fourth quarter 2003 due to a net loss in the previous quarter resulting from one-time charges to earnings.

“We began to see an increase in business activity in our markets,” commented E. B. Chester, Chairman of Vail Banks.  “Our officers are taking advantage of this market improvement by expanding our loan and deposit activities.   This effort will take some time to generate meaningful bottom-line results, but the direction and momentum of our activity are encouraging.  The Vail building sale was a unique opportunity to redeploy non-earning assets to invest in our strategic plan of expanding our presence in the Front Range of Colorado and the Grand Junction markets.  We will continue to identify and exploit situations where we can capitalize on appreciating asset values to provide additional capital and funding for growth.”

Gary Judd, President and CEO of Vail Banks, commented, “We are clearly experiencing a positive shift in activity.  We see excellent opportunities ahead and are executing the plan we developed last year.  Our associates have a renewed enthusiasm and have accepted the challenge of growing the Company and generating improved earnings.”

Financial Highlights

  Earnings per share
            Diluted net income per share   was $0.27 for first quarter, $0.07 excluding building sale gain
                      Compared to $0.17 for first quarter 2003, a 59% increase including the gain, and a 59% decrease excluding the gain
                      Compared to ($0.35) for fourth quarter 2003

  Net Income
             Net income was $1,473,000 for first quarter, $412,000 excluding building sale gain
                      Compared to $975,000 for first quarter 2003, a 51% increase including the gain, and a 58% decrease excluding the gain
                      Compared to ($1,761,000) for fourth quarter 2003
  Return on assets
            Return on assets was 1.00% for first quarter
                        Compared to 0.69% for first quarter 2003
                      Compared to (1.18%) for fourth quarter 2003
  Return on equity
             Return on equity was 10.13% for first quarter
                        Compared to 5.99% for first quarter 2003
                       Compared to (11.77%) for fourth quarter 2003
  Net Interest Margin
             Net interest margin (fully tax equivalent) was 4.17% for first quarter
                      Compared to 4.89% for first quarter 2003
                        Compared to 4.05% for fourth quarter 2003
  Efficiency Ratio
             Efficiency ratio was 73% for first quarter
                       Compared to 82% for first quarter 2003
                        Compared to 130% for fourth quarter 2003

Top Line Revenue

Total revenue (net interest income and non-interest income), excluding the building sale gain, decreased $1.337 million, or 16%, from the first quarter of 2003, due primarily to lower interest income on loans and securities, and lower fee income from mortgage brokerage activities.  Revenues decreased $357,000, or 5%, from the fourth quarter 2003, which included a $358,000 gain on sale of a single foreclosed property.

Net interest income was $5.037 million for the quarter compared to $5.657 million in the first quarter 2003, and to $4.894 million in the fourth quarter 2003.  Average loans for the quarter increased $4 million, or 5% annualized, compared to the fourth quarter of 2003.  Average deposits increased $9 million, or 8% annualized, during the quarter compared to the fourth quarter 2003.

Non-interest income, excluding the building sale gain, decreased 25%, or $717,000, as compared to the first quarter of 2003, and decreased 19%, or $500,000, as compared to the fourth quarter 2003, which included a $358,000 gain on sale of a single foreclosed property.  Mortgage broker fees were $803,000 as the Company’s mortgage subsidiary experienced soft activity after the refinancing boom of 2002 and 2003.  This represents a decrease of 45%, or $647,000, from the first quarter of 2003, and a decrease of 6%, or $50,000, from the fourth quarter 2003.

Interest Rate Risk Management

The net interest margin, on a fully tax-equivalent basis, was 4.17% for the quarter compared to 4.05% in the fourth quarter 2003 and 4.89% in the first quarter 2003.  Earning assets yielded 5.80% for the first quarter, an 87 basis point decrease from the first quarter 2003 yield of 6.67%, and a 5 basis point increase from the fourth quarter 2003 yield of 5.75%.  Interest expense as a percentage of earning assets decreased to 1.63% in the first quarter from 1.78% in the first quarter 2003, a decrease of 15 basis points, and decreased 7 basis points from 1.70% in the fourth quarter 2003.

“The increase in loans and the further investment of excess liquidity have improved our net interest margin,” said Dan Godec, President of WestStar Bank.  “Our credit officers are finding new opportunities for growing our business.  We also are deploying our increasing deposit funding into short term investments until loan volume increases significantly.”

Credit Risk Management

Net charge-offs, on an annualized basis, were 0.38% of average loans for the quarter, compared to net charge-offs of 0.59% in the first quarter 2003 and net recoveries of 0.05% in the fourth quarter 2003.  At March 31, the allowance for loan losses was 1.05% of total loans and 205% of non-performing loans.  Overall, non-performing assets comprised 0.72% of loan-related assets at the end of the quarter compared to 0.68% at the end of the fourth quarter 2003.

“Our efforts over the past two years to improve credit quality continue to pay off,” said Lisa Dillon, Vice Chairman of Vail Banks.  “Nonaccrual loan levels continue to decline and charge-offs remain at very reasonable levels.”

Control of Non-interest Expenses

Non-interest expense was $6.516 million for the quarter versus $7.024 million in first quarter 2003, and $9.825 million in fourth quarter 2003.  The fourth quarter 2003 included one-time charges to earnings of $3.189 million associated primarily with fixed assets no longer used and core deposit intangibles determined to be impaired.  Lower expenses in the first quarter 2004 resulted from lower mortgage origination costs due to reduced loan origination volumes, as well as lower fixed asset related costs due to the retiring of certain assets in 2003.  Operationally, Vail Bank’s management has begun an intense focus on monitoring and evaluating operating unit contribution.  Unit management responsibility and accountability have become the cornerstones to managing growth and profitability as management implements our strategic plan.

Dividend Payment

At its meeting on April 19, the Board of Directors of Vail Banks declared a regular quarterly dividend of $0.07 per share payable May 14 to shareholders of record on April 30.

Franchise

Vail Banks, through its subsidiary WestStar Bank, has 22 banking offices in 18 communities in Colorado, including Aspen, Avon, Breckenridge, Cedaredge, Delta, Denver, Dillon, Edwards, Estes Park, Frisco, Glenwood Springs, Granby, Grand Junction, Gypsum, Montrose, Norwood, Telluride and Vail.

 Vail Banks warns caution should be taken in relying upon any forward-looking statements in this release, as they involve a number of risks and uncertainties that could cause actual results to differ materially from any such statements,  including the risks and uncertainties discussed in the Company’s  Annual Report on  Form 10-K for the year ended December 31, 2003, under the caption “Certain Factors Affecting Forward Looking Statements,” which discussion is incorporated herein by reference.

Vail Banks, Inc.

Financial Highlights
(in thousands, except share data)

	Three Months Ended

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2004 (2)	2003	2003	2003	2003

Earnings and Performance
Net income (loss)	$1,473	(1,761)	363	1,137	975
Diluted net income (loss) per share	0.27	(0.35)	0.07	0.20	0.17
Return on assets	1.00%	(1.18)	0.24	0.76	0.69
Return on equity	10.13	(11.77)	2.39	7.08	5.99
Net interest margin (FTE)	4.17	4.05	4.15	4.77	4.89
Efficiency ratio	73	130	93	80	82

Asset Quality Ratios
Net charge-offs (recoveries) to average loans	0.38%	(0.05)	0.00	0.44	0.59
Allowance for loan losses to loans	1.05	1.12	1.06	0.98	1.02
Allowance for loan losses to non-performing loans	205	201	157	182	109
Non-performing assets to loan-related assets	0.72	0.68	1.46	0.71	1.17
Risk assets to loan-related assets (1)	0.74	0.73	1.52	1.43	1.19

Capital Ratios
Equity to assets at period end	9.81%	10.05	10.04	10.59	11.04
Tangible equity to assets at period end	3.86	3.63	3.88	4.41	4.84
Leverage ratio	7.88	7.45	7.86	8.47	9.59
Tier 1 capital ratio	12.04	11.50	12.17	12.95	13.57
Total capital ratio	14.07	13.72	14.09	14.60	14.99

Other Information at Period End
Book value per share	$11.25	10.95	11.26	11.57	11.48
Tangible book value per share	4.43	3.96	4.35	4.81	5.03
Closing market price	12.32	11.94	14.72	13.55	11.90
Shares outstanding	5,298,093	5,283,264	5,311,512	5,441,639	5,706,808
Full time equivalent associates	238	244	241	248	245
Banking offices	22	22	23	22	22

(1) Risk assets are non-performing assets plus loans 90 days or more past due and accruing.
(2) Reflects the adoption of Financial Interpretation Number 46 on January 1, 2004. Prior quarter information has not been restated.

Vail Banks, Inc.

Balance Sheet
(in thousands, except share data)

	March 31,	December 31,	Percent
Assets	2004	2003	Change

Cash and due from banks	$14,514	21,628	(33)%
Federal funds sold	81,260	79,280	2
Interest-bearing deposits in banks	2,000	2,000	0
Investment securities
Available for sale	110,219	76,554	44
Held to maturity	350	370	(5)
Bank stocks	4,391	4,371	0
Investments in Trust I and Trust II (1)	743	0	0
Loans held for sale	560	2,515	(78)
Gross loans	320,668	312,544	3
Allowance for loan losses	(3,361)	(3,503)	(4)
Net deferred loan fee income	(786)	(770)	2
Premises and equipment, net	34,201	38,147	(10)
Goodwill, net	35,969	36,758	(2)
Other intangible assets, net	189	199	(5)
Other assets	6,440	5,517	17

	$607,357	575,610	6%

Liabilities and Shareholders' Equity

Liabilities
Deposits	$482,240	448,515	8%
Federal funds purchased and securities
sold under agreements to repurchase	583	907	0
Federal Home Loan Bank advances	34,770	39,461	(12)
Trust preferred (1)	0	24,000	(100)
Subordinated notes to Trust I and Trust II (1)	24,743	0	0
Other liabilities	4,717	4,165	13
Total liabilities	547,053	517,048	6
Minority interest	696	703	(1)
Shareholders' equity
Common equity	59,324	57,979	2
Accumulated other comprehensive income	284	(120)	(337)
Total shareholders' equity	59,608	57,859	3

	$607,357	575,610	6%
Loan Mix at Period End
Commercial, industrial, and land	$195,567	185,158	6%
Real estate--construction	60,326	63,844	(6)
Real estate--mortgage	59,020	57,602	2
Consumer	5,755	5,940	(3)
Total gross loans	$320,668	312,544	3%
Deposit Mix at Period End
Interest bearing checking	$93,716	88,191	6%
Savings	30,561	29,873	2
Money market	133,968	103,969	29
CDs under $100,000	54,385	55,978	(3)
CDs $100,000 and over	67,501	69,199	(2)
Interest bearing deposits	380,131	347,210	9
Non-interest bearing checking	102,109	101,305	1
Total deposits	$482,240	448,515	8%
Shares Outstanding at Period End	5,298,093	5,283,264	0%

(1)			Reflects the adoption of Financial Interpretation Number 46 on January 1, 2004. Prior year information has not been restated.

Vail Banks, Inc.

Statement of Income
(in thousands, except share data)

	Three months ended March 31,		Percent
	2004	2003	Change

Interest income
Interest on loans	$5,290	6,202	(15)%
Fees on loans	774	547	41
Interest on investment securities	773	869	(11)
Interest on federal funds sold
and short-term investments	204	132	55
Investments in Trust I and Trust II (1)	19	0	0
Total interest income	7,060	7,750	(9)
Interest expense
Deposits	1,019	1,172	(13)
Borrowings	372	309	20
Federal funds purchased and securities sold under agreements to repurchase	1	0	0
Trust preferred (1)	0	612	(100)
Subordinated notes to Trust I and Trust II (1)	631	0	0
Total interest expense	2,023	2,093	(3)
Net interest income	5,037	5,657	(11)
Provision for loan losses	158	125	26
Net interest income after provision	4,879	5,532	(12)

Non-interest income
Gain on sale of building	1,678	0	0
Other non-interest income	2,166	2,883	(25)
Total non-interest income	3,844	2,883	33
Non-interest expense	6,516	7,024	(7)

Income before taxes	2,207	1,391	59
Income taxes	734	416	76
Net Income	$1,473	975	51%

Diluted net income per share	$0.27	0.17	59%
Weighted average shares outstanding - diluted	5,401,988	5,833,830	(7)

Profitability Ratios

Return on assets	1.00%	0.69
Return on equity	10.13	5.99
Net interest margin (FTE)	4.17	4.89
Net chargeoffs	0.38	0.59
Efficiency ratio	73	82
Average Balances

Assets	$592,350	570,783	4%
Earning assets	498,642	476,666	5
Loans	314,667	338,411	(7)
Deposits	466,117	442,859	5
Shareholders' equity	58,472	65,969	(11)

(1)	Reflects the adoption of Financial Interpretation Number 46 on January 1, 2004. Prior year information has not been restated.

Vail Banks, Inc.

Statement of Income by Quarter
(in thousands, except share data)

	Three Months Ended

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2004	2003	2003	2003	2003

Interest income
Interest on loans	$5,290	5,437	5,702	6,154	6,202
Fees on loans	774	801	616	639	547
Interest on investment securities	773	557	850	1,128	869
Interest on federal funds sold
and short-term investments	204	210	191	157	132
Investments in Trust I and Trust II (1)	19	0	0	0	0
Total interest income	7,060	7,005	7,359	8,078	7,750
Interest expense
Deposits	1,019	1,068	1,172	1,232	1,172
Borrowings	372	430	439	424	309
Federal funds purchased and securities sold under agreements to repurchase	1	1	0	0	0
Trust preferred (1)	0	612	612	611	612
Subordinated notes to Trust I and Trust II (1)	631	0	0	0	0
Total interest expense	2,023	2,111	2,223	2,267	2,093
Net interest income	5,037	4,894	5,136	5,811	5,657

Provision for loan losses	158	164	164	125	125

Net interest income after provision	4,879	4,730	4,972	5,686	5,532

Non-interest income
Deposit related	685	757	747	824	752
Mortgage broker fees	803	853	1,299	1,334	1,450
Gain on sale of building	1,678	0	0	0	0
Other	678	1,056	702	687	681
	3,844	2,666	2,748	2,845	2,883
Non-interest expense
Salaries and employee benefits	4,019	4,578	4,403	4,287	4,325
Occupancy	845	1,259	850	808	820
Furniture and equipment	562	673	696	691	708
Amortization of intangible assets	10	561	19	18	19
Other	1,080	2,754	1,326	1,091	1,152
	6,516	9,825	7,294	6,895	7,024

Income (loss) before taxes	2,207	(2,429)	426	1,636	1,391
Income tax expense (benefit)	734	(668)	63	499	416
Net Income (Loss)	$1,473	(1,761)	363	1,137	975

Diluted net income (loss) per share	$0.27	(0.35)	0.07	0.20	0.17

(1)  Reflects the adoption of Financial Interpretation Number 46 on January 1, 2004.  Prior year information has not been restated.

Vail Banks, Inc.

Supplemental Information
(in thousands)

	Three Months Ended

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2004 (1)	2003	2003	2003	2003

Average Balances
Assets	$592,350	589,586	600,424	597,540	570,783
Earning assets	498,642	492,696	504,361	502,526	476,666
Loans	314,667	311,001	315,602	331,727	338,411
Deposits	466,117	457,108	466,356	460,655	442,859
Interest bearing liabilities	428,143	427,518	439,842	439,295	406,379
Shareholders' equity	58,472	59,340	60,244	64,374	65,969

Average Deposit Mix
Interest bearing checking	92,413	89,817	88,494	86,478	79,400
Savings	30,708	30,019	30,125	30,053	29,846
Money market	119,881	108,637	109,159	109,791	110,554
CDs under $100,000	55,109	58,357	60,940	59,942	58,513
CDs $100,000 and over	66,746	71,979	81,565	84,742	70,585

Interest bearing deposits	364,857	358,809	370,283	371,006	348,898

Non-interest bearing checking	101,260	98,299	96,073	89,649	93,961

Total deposits	466,117	457,108	466,356	460,655	442,859

Net Interest Margin Analysis
Net interest income	$5,037	4,894	5,136	5,811	5,657
Fully taxable equivalent adjustment	132	133	146	167	89

Net interest income (FTE)	5,169	5,027	5,282	5,978	5,746

Yields (FTE)
Loans	7.75%	7.96	7.94	8.21	8.09
Investment securities	4.05	3.28	4.01	4.63	4.64
Other earning assets	0.99	0.90	0.94	1.16	1.19
Total earning assets	5.80	5.75	5.90	6.58	6.67

Cost of funds
Interest bearing deposits	1.12	1.18	1.26	1.33	1.36
Other interest bearing liabilities	6.38	6.02	5.99	6.08	6.50
Total interest bearing liabilities	1.90	1.96	2.01	2.07	2.09
Total interest expense to earning assets	1.63	1.70	1.75	1.81	1.78

Net interest margin (FTE)	4.17	4.05	4.15	4.77	4.89

(1)  Reflects the adoption of Financial Interpretation Number 46 on January 1, 2004.  Prior year information has not been restated.

Vail Banks, Inc.

Asset Quality
(in thousands)

	Three Months Ended

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2004	2003	2003	2003	2003

Asset Quality
Nonaccrual loans	$1,636	1,747	2,105	1,722	3,089
Restructured loans	0	0	0	0	0
Total non-performing loans	1,636	1,747	2,105	1,722	3,089
Foreclosed properties	674	362	2,496	542	796
Total non-performing assets	2,310	2,109	4,601	2,264	3,885
90+ days past due and accruing	64	164	163	2,323	83
Total risk assets	$2,374	2,273	4,764	4,587	3,968

Allowance for Loan Losses
Beginning Balance	$3,503	3,299	3,138	3,381	3,747
Provision for loan losses	158	164	164	125	125
Loan charge-offs	338	78	73	416	534
Loan recoveries	38	118	70	48	43
Net charge-offs (recoveries)	300	(40)	3	368	491
Ending Balance	$3,361	3,503	3,299	3,138	3,381

Net Charge-Offs (Recoveries) to Average Loans	0.38%	(0.05)	0.00	0.44	0.59
Loans Past Due 30 Days or More and Accruing	2.48	0.47	2.18	2.47	1.59